UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): January 6, 2020

FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On January 8, 2020, Flowserve Corporation (the “Company”) announced that Amy B. Schwetz has been named as the Company’s Senior Vice President and Chief Financial Officer, effective February 24, 2020, at which time John E. (Jay) Roueche, III, the Company’s interim Chief Financial Officer, will step down as interim Chief Financial Officer and resume his duties as the Company’s Vice President, Treasurer and Investor Relations.  Ms. Schwetz will serve as the Company’s principal financial officer and principal accounting officer in her capacity as Chief Financial Officer.  Ms. Schwetz is currently serving as Executive Vice President and Chief Financial Officer of Peabody Energy Corporation, a global pure-play coal company with operations in the United States and Australia (“Peabody”).

Ms. Schwetz, 45, has served as Executive Vice President and Chief Financial Officer of Peabody since July 2015.  Prior to her appointment as Chief Financial Officer, she held various roles of increasing responsibility at Peabody since August 2005.  Prior to joining Peabody, Ms. Schwetz was employed by Ernst & Young LLP, an international accounting firm, where she held multiple audit roles over eight years.

In her role with the Company, Ms. Schwetz will receive an annual base salary of $650,000.  She will be eligible for a cash award under the Company’s annual incentive plan with a target award of 75% of base salary, and she will participate in the Company’s long-term incentive program with a target award of $1,550,000.  In addition, Ms. Schwetz will receive a cash sign-on bonus of $250,000, which is subject to repayment if she does not remain employed by the Company for one year, and will be granted a one-time award of restricted stock with a value of $750,000 as of the grant date, which will vest ratably over a three-year period.  In addition, Ms. Schwetz will receive a one-time, make-whole cash bonus of $500,000.  Ms. Schwetz will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company.  Further details concerning the Company’s executive compensation program are described in the Company’s definitive proxy statement dated April 11, 2019, under the heading “Executive Compensation”.

Ms. Schwetz has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Ms. Schwetz that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release issued by the Company announcing Ms. Schwetz’s selection is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press release, dated January 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: January 8, 2020	By:	/s/ Lanesha T. Minnix
Lanesha T. Minnix
Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 8, 2020.